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                    CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS


                                    FORM 8-K


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


                         Date of Event: December 6, 2004
                        (date of earliest event reported)


                              NEXIA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


                                     Nevada
         (State or other jurisdiction of incorporation or organization)


          033-22128D                      84-1062062
   (Commission File Number)      (IRS Employer Identification
                                            Number)

                  59 West 100 South, Salt Lake City, Utah 84101
                    (Address of principal executive offices)

                                 (801) 575-8073
              (Registrant's telephone number, including area code)










ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 6 2004 the Company delivered to Mr. John E. Fry, Jr, a director of the Company Ten Million shares of restricted common stock of the Company and Ten Million similar shares to Ronald Friedman. Each of the issuances was carried out in partial satisfaction of the 18% Series A Senior Subordinated Convertible Redeemable Debenture Due November 1, 2004 debentures held by Mr. Fry and Mr. Friedman, each debenture has a face value of $30,000 and the debentures were originally issued in November of 2003. The conversion rate for the debentures is equal to 70% of the market value of common stock at the time of conversion. The transactions were handled as private sales exempt from registration under
Section 4(2) of the Securities Act of 1993.


ITEM 9.01 Financial Statements and Exhibits
The following exhibits are included as part of this report:
Exhibit No.    Page No.       Description

NONE


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 6th day of December, 2004.

                                    Nexia Holdings, Inc.

                                   /s/ Richard Surber
                                   Richard Surber, President